UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13A-16 OR 15D-16

UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of August 2022

Commission File Number ___________

Field Trip Health & Wellness Ltd.

(Exact name of Registrant as specified in its charter)

N/A

(Translation of Registrant’s name)

30 Duncan Street, Suite 401
Toronto, ON, Canada M5V 2C3
1-833-222-0084

(Address and telephone number of registrant’s principal executive offices)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F:

Form 20-F   ☒             Form 40-F   ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1):  ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7):  ☐

PURPOSE OF THE FILING

Field Trip Health & Wellness Ltd. (“FTHW”) a corporation organized under the laws of Canada, is filing this Current Report on Form 6-K pursuant to Rule 12g-3(f) of the Securities Exchange Act of 1934, as amended (the "Act"). Under Rule 12g-3(a) of the Act, FTHW is a "successor issuer" to Field Trip Health Ltd. ("Field Trip"), which files periodic reports under the Act and which will be renamed Reunion Neuroscience Inc. (“Reunion”).

As Field Trip's securities are registered under Section 12(g) of the Act, the securities of FTHW are deemed registered under that section, and FTHW is required to file periodic reports under the Act with the Securities and Exchange Commission.

BACKGROUND AND SUCCESSION PURSUANT TO 12g-3(A)

On June 27, 2022, the shareholders of Field Trip approved a plan of arrangement involving Field Trip and its wholly owned subsidiary FTHW. Pursuant to the arrangement, on August 11, 2022, holders of Field Trip common shares received for each Field Trip common share (i) one new Reunion common share ( the “Reunion Shares”) and (ii) 0.85983356 of a FTHW share (the “FTHW Shares”). The terms and conditions of the arrangement, and the procedures relating thereto, were determined by the Ontario Superior Court of Justice (the "Court") to be fair to the persons affected.

The Court also issued an order approving the arrangement pursuant to the provisions of Section 192 of the Canada Business Corporations Act. The Reunion Shares and the FTHW Shares were issued under the arrangement to holders of Field Trip common shares in reliance upon the exemption from the registration requirements of the U.S. Securities Act of 1933, as amended, provided by Section 3(a)(10) thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Field Trip Health & Wellness Ltd.

Date: August 15, 2022	By:	/s/ Donna Wong
		Name:	Donna Wong
		Title:	Chief Financial Officer